Exhibit 99.1

TSS, INC. REPORTS FOURTH QUARTER

AND FISCAL 2022 RESULTS

ROUND ROCK, TX – April 3, 2023 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, reported results for its fourth quarter and fiscal year ended December 31, 2022.

Fourth Quarter Highlights (unaudited):

●

Fourth quarter 2022 revenue of $10.9 million compared with $14.6 million in the fourth quarter of 2021. Reseller revenues were $7.6 million in the fourth quarter of 2022 compared to $11.7 million in the fourth quarter of 2021.

●	Gross margin of 18% in the fourth quarter of 2022 compared with 12% in the fourth quarter of 2021.
●

Operating loss of $723,000 in the fourth quarter of 2022 compared to an operating loss of $100,000 in the fourth quarter of 2021. Included in the 2022 results are one-time costs of $581,000 associated with the change in chief executive officer during the fourth quarter. Operating costs beyond one-time costs were higher than expected in the period and are expected to normalize in 2023.

●	Net loss of $1.1 million or $0.05 per share in the fourth quarter of 2022 compared to a net loss of $264,000 or $0.01 per share in the fourth quarter of 2021.
●	Adjusted EBITDA of $90,000 in the fourth quarter of 2022 compared with Adjusted EBITDA of $138,000 in the fourth quarter of 2021.

Fiscal 2022 Highlights (unaudited):

●	2022 revenue of $30.6 million compared with $27.4 million in 2021. Reseller revenues were $13.2 million in 2022 compared to $14.7 million in 2021.
●	Gross margin of 29% in 2022 compared to 23% in 2021.
●	Operating income of $914,000 in 2022 compared to an operating loss of $831,000 in 2021.
●	Net loss of $73,000 or $0.00 per share in 2022 compared to a net loss of $1,297,000 or $(0.07) per share in 2021.
●	Adjusted EBITDA of $2,243,000 in 2022 compared with Adjusted EBITDA of $174,000 in 2021.

“The fourth quarter results were impacted by several important adjustments in our business.” said Darryll Dewan, President and CEO of TSS. “Our overall revenue was strong, but our operating results included one-time costs associated with our CEO transition and higher operating costs in our Systems Integration business, primarily the result of delivery of a new set of service offerings in our Systems Integration business. Our business generated positive adjusted EBITDA in the fourth quarter despite the higher operating costs, and our balance sheet is in great shape. Our overall pipeline and demand remain strong, and we anticipate that our 2023 results will show profitable growth in revenues and adjusted EBITDA compared to 2022”.

Dewan continued, “TSS is well positioned strategically to expand our customer base and capabilities to address a wider market. Our combination of complex IT integration, deployment and maintenance capabilities presents a compelling value to customers. We will improve the efficiency of current operations to be prepared to scale our business while embarking on customer and capability expansion. 2023 will be a pivotal year for TSS.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the fourth quarter and fiscal 2022 financial results for Monday, April 3, 2023, at 4:30 PM Eastern. To participate on the conference call, please dial 1-800-715-9871 toll free from the U.S., or 1-646-307-1963 for international callers. The event ID number is 9457117. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately four hours after the conclusion of the call and will be made available until May 3, 2023. The audio replay can be accessed at the following url: EVENT | ECHO PLAYBACK (registrations.events)

The conference ID to access the digital playback is 9457117. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, provision for bad debts and adjustments certain extraordinary items, including CEO transition costs. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions including the impact of the COVID-19 pandemic and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	December 31,	December 31,
	2022	2021

Assets
Current Assets
Cash and cash equivalents	$20,397	$7,992
Contract and other receivables, net	2,745	1,846
Costs and estimated earnings in excess of billings on uncompleted contracts	231	573
Inventories, net	862	847
Prepaid expenses and other current assets	175	550
Total current assets	24,410	11,808
Property and equipment, net	587	281
Lease right-of-use assets	4,717	5,566
Goodwill	780	780
Intangible assets, net	35	126
Other assets	877	720
Total assets	$31,406	$19,281
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$21,616	$7,016
Deferred revenues	2,080	2,435
Current portion of long-term borrowings	-	2,023
Current portion of lease liabilities	467	644
Total current liabilities	24,163	12,118
Non-current portion of lease liabilities	4,309	4,938
Non-current portion of deferred revenues	-	22
Total liabilities	28,472	17,078
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at December 31, 2022 2021; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at December 31, 2022 and 2021: 23,197 and 20,286 shares issued at December 31, 2022 and 2021, respectively	2	2
Additional paid-in capital	71,522	70,584
Treasury stock 1,657 and 1,424 shares at cost at December 31, 2022 and 2021, respectively	(2,205)	(2,071)
Accumulated deficit	(66,385)	(66,312)
Total stockholders' equity	2,934	2,203
Total liabilities and stockholders’ equity	$31,406	$19,281

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Results of Operations:
Revenue	$10,947	$14,585	$30,637	$27,410
Cost of revenue	9,010	12,902	21,657	21,049
Gross profit	1,937	1,683	8,980	6,361

Operating expenses:
Selling, general and administrative expenses	2,525	1,654	7,683	6,656
Depreciation and amortization	135	129	383	536
Total operating costs	2,660	1,783	8,066	7,192
Income (loss) from operations	(723)	(100)	914	(831)
Interest income (expense), net	(394)	(130)	(931)	(401)
Loss from operations before income taxes	(1,117)	(230)	(17)	(1,232)
Income tax expense	24	34	56	65
Net loss	$(1,141)	$(264)	$(73)	$(1,297)

Basic net income (loss) per share:	$(0.05)	$(0.01)	$0.00	$(0.07)
Diluted net income (loss) per share:	$(0.05)	$(0.01)	$0.00	$(0.07)

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net loss	$(1,141)	$(264)	$(73)	$(1,297)

Interest expense (income), net	394	130	931	401
Depreciation and amortization	135	129	383	536
Income tax expense	24	34	56	65
EBITDA profit (loss)	$(588)	$291	$1,297	$(295)
Stock based compensation	97	109	365	469
CEO transition costs	581	-	581	-
Adjusted EBITDA	$90	$138	$2,243	$174